EXHIBIT 99.3

FORM OF PROXY CARD FOR

RUDOLPH TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul F. McLaughlin and Robert A. Koch, and each or any one of them, as proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Rudolph Technologies, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of Rudolph Technologies, Inc. to be held on February    , 2006, and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT – PLEASE COMPLETE THIS PROXY IMMEDIATELY

(Continued on the reverse side)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

Please mark your vote in blue or black ink as indicated in this example	☒

		FOR	AGAINST	ABSTAIN

1.	Proposal to approve the issuance of shares of Rudolph Technologies, Inc. (“Rudolph”) common stock in connection with the merger of August Technology Corporation with and into NS Merger Sub, Inc., a wholly-owned subsidiary of Rudolph.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the adoption of the August Technology 1997 Stock Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Proposal to approve adjournments of the Special Meeting for the purpose of soliciting additional proxies to approve the foregoing proposals.	☐	☐	☐

In their discretion, the proxies are authorized to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy and return it in the envelope provided so that your shares may be represented at the Special Meeting. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Special Meeting, may withdraw it and vote in person.

Signature

Signature (if held jointly)

Date:

(Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. If signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or other entity, the proxy should be signed by a duly authorized officer or other representative.)